Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-36981, 33-91196, 333-60665, 333-69042, 333-128363, 333-128364, 333-148502, 333-184202 and 333-201997) and Form S-3 (No. 333-191077) of Orbital ATK, Inc. of our report dated May 28, 2015 relating to the financial statements of Orbital Sciences Corporation, which appears in this Current Report on Form 8-K of Orbital ATK, Inc.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia
June 2, 2015